BALDWIN & LYONS, INC.

                                         FORM 10-Q, EXHIBIT 11

                                   COMPUTATION OF EARNINGS PER SHARE

                                                Three Months Ended             Six Months Ended
                                                     June 30                       June 30
                                           ---------------------------   ---------------------------
                                                2001           2000           2001           2000
                                            ------------   ------------   ------------   ------------
BASIC:
   Average number of shares
      Outstanding                            12,147,568     12,433,434     12,160,873     12,742,413
                                            ===========    ===========    ===========    ===========

      Net Income                            $ 2,644,288    $ 4,636,643    $ 9,820,229    $10,912,202
                                            ===========    ===========    ===========    ===========

      Per share amount                          $   .22        $   .37        $   .81        $   .86
                                            ===========    ===========    ===========    ===========


DILUTED:
   Average number of shares
      Outstanding                            12,147,568     12,433,434     12,160,873     12,742,413
   Dilutive stock options--based on
      treasury stock method using
      average market price                       80,874         92,785         81,312         95,850
                                            -----------    -----------    -----------    -----------

      Totals                                 12,228,442     12,526,219     12,242,185     12,838,263
                                            ===========    ===========    ===========    ===========

      Net Income                            $ 2,644,288    $ 4,636,643    $ 9,820,229    $10,912,202
                                            ===========    ===========    ===========    ===========

      Per share amount                          $   .22        $   .37        $   .80        $   .85
                                            ===========    ===========    ===========    ===========